PROMISSORY NOTE

$255,000.00                                Madison, South Dakota

Dated:  September 8, 1998

     After date, for value received, the undersigned promises to pay to the order of

              THE CITY OF MADISON, a political subdivision of the
                            State of South Dakota,

at their address, Madison, South Dakota, the principal sum of

                   TWO HUNDRED FIFTY FIVE THOUSAND DOLLARS
                            ($255,000.00) Dollars,

together with interest thereon at the rate of three per cent (3%) per annum, payable as follows:

     The sum of $1,414.23 per month commencing October 1, 1998, and on the first day of each and every month thereafter. Such payment being a blended payment of principal and interest with interest being at the rate of three per cent (3%) per annum commencing as of September 1, 1998, with a balloon payment in the amount of $206,216.01 due on or before September 1, 2003; such payments being made according to the attached amortization schedule; This Promissory
Note is subject to a change in interest rate as further described in paragraph
4) of the Loan Agreement dated September 8, 1998 which paragraph is incorporated hereby as if fully set forth herein.

     All payments on account of the indebtedness evidenced by this Note shall be first applied to interest and the remainder to principal. In the event payment is not made by the due date, a late payment fee of ($63.00) Dollars per day shall be assessed.

     The undersigned, for itself, its successors and assigns, reserves the privilege of prepaying without penalty the entire unpaid principal balance, provided there shall also be paid with such prepayment all accrued interest on the unpaid principal balance.

     This note is secured, by and entitled to the benefits of a Mortgage of even date herewith executed by Gehl Company, a Wisconsin corporation, and any and all instruments and documents supplemental thereto which instruments are herein referred to as Loan Agreement and Mortgage and any documents referred to therein which shall collectively be referred to as "Loan Documents". Reference is hereby made to said Loan Documents for a description of the property covered thereby and the nature and extent of the security.

     In the event of default by Gehl Company, on this Note, Mortgage or as described in the Loan Agreement, the principal of this Note, together with all accrued interest thereon, may, at the option of the City of Madison, immediately become due and payable on demand.

     All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered in person or by United States registered or certified mail, return receipt requested, postage prepaid, if given to the undersigned addressed to the undersigned at:

     General Counsel
     Gehl Company
     143 Water Street
     West Bend, Wisconsin 53095-0179

or at such changed address as may from time to time be designated by the party to be addressed, by written notice to the other in the manner herein provided. Notices, demands and requests given by mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder on the first to occur of the receipt of such notice, demand or request, or the fifth day after the time the same shall be deposited in the mail.

     In the event of default in the payment of the Promissory Note, and if the same is collected by an attorney at law, the Borrower agrees to pay all costs of collection, including reasonable attorney's fees.

     The Borrower, maker and endorsers hereby waives presentment for payment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, trial by jury and the right to interpose any defense, set off, counterclaim or any litigation arising out of this promissory note.

     Gehl Company, for itself their successors, transferees and assigns and all guarantors, hereby agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting its liability hereunder.

     This Note shall be governed by the laws of the State of South Dakota, which laws shall also cover and control the construction, enforceability, validity and interpretation of this Note.

                    GEHL COMPANY

                    By /s/Kenneth P. Hahn(SEAL)
                    Its Vice President
(CORPORATE SEAL)

ATTEST

M. J. Mulcahy(SEAL)
Secretary

                    CITY OF MADISON
                    GEHL
                    SEPTEMBER 1, 1998
                    $255,000.00

ORIGINAL BALANCE . . . . . . . . . . . $255,000.00
ANNUAL INTEREST RATE . . . . . . . . . 3 %
PAYMENT  . . . . . . . . . . . . . . . $1,414.23
TOTAL NUMBER OF PAYMENTS . . . . . . . 240
PAYMENT FREQUENCY  . . . . . . . . . . MONTHLY
DATE OF LOAN INCEPTION . . . . . . . . 9 / 1 / 98
DATE OF FIRST PAYMENT  . . . . . . . . 10 / 1 / 98
BALLOON PAYMENT  . . . . . . . . . . . REMAINING BALANCE PAY. NO. 60

*** INTEREST CALCULATION BASED ON NO. OF DAYS IN THE PAYMENT PERIOD ***

PAY-
MENT              TOTAL       APPLIED TO   APPLIED TO    REMAINING
NO.  DUE DATE    PAYMENT       INTEREST     PRINCIPAL     BALANCE
                                                        $255,000.00
  1  10/ 1/98 $  1,414.23    $   628.77   $    785.45    254,214.55
  2  11/ 1/98    1,414.23        635.54        778.68    253,435.87
  3  12/ 1/98    1,414.23        633.59        780.63    252,655.24
      ANNUAL
      TOTAL   $  4,242.69    $ 1,897.90   $  2,344.76

  4   1/ 1/99 $  1,414.23    $   631.64   $    782.58   $251,872.65
  5   2/ 1/99    1,414.23        629.68        784.54    251,088.12
  6   3/ 1/99    1,414.23        627.72        786.50    250,301.62
  7   4/ 1/99    1,414.23        625.75        788.47    249,513.15
  8   5/ 1/99    1,414.23        623.78        790.44    248,722.71
  9   6/ 1/99    1,414.23        621.81        792.41    247,930.30
 10   7/ 1/99    1,414.23        619.83        794.39    247,135.91
 11   8/ 1/99    1,414.23        617.84        796.38    246,339.53
 12   9/ 1/99    1,414.23        615.85        798.37    245,541.16
 13  10/ 1/99    1,414.23        613.85        800.37    244,740.79
 14  11/ 1/99    1,414.23        611.85        802.37    243,938.42
 15  12/ 1/99    1,414.23        609.85        804.37    243,134.05
      ANNUAL
      TOTAL   $ 16,970.76    $ 7,449.45   $  9,521.19

 16   1/ 1/ 0 $  1,414.23    $   607.84   $    806.38   $242,327.67
 17   2/ 1/ 0    1,414.23        605.82        808.40    241,519.27
 18   3/ 1/ 0    1,414.23        603.80        810.42    240,708.85
 19   4/ 1/ 0    1,414.23        601.77        812.45    239,896.40
 20   5/ 1/ 0    1,414.23        599.74        814.48    239,081.92
 21   6/ 1/ 0    1,414.23        597.70        816.52    238,265.40
 22   7/ 1/ 0    1,414.23        595.66        818.56    237,446.84
 23   8/ 1/ 0    1,414.23        593.62        820.60    236,626.24
 24   9/ 1/ 0    1,414.23        591.57        822.65    235,803.59
 25  10/ 1/ 0    1,414.23        589.51        824.71    234,978.88
 26  11/ 1/ 0    1,414.23        587.45        826.77    234,152.11
 27  12/ 1/ 0    1,414.23        585.38        828.84    233,323.27
      ANNUAL
      TOTAL   $ 16,970.76    $ 7,159.86   $  9,810.78

 28   1/ 1/ 1 $  1,414.23    $   583.31   $    830.91   $232,492.36
 29   2/ 1/ 1    1,414.23        581.23        832.99    231,659.37
 30   3/ 1/ 1    1,414.23        579.15        835.07    230,824.30
 31   4/ 1/ 1    1,414.23        577.06        837.16    229,987.14
 32   5/ 1/ 1    1,414.23        574.97        839.25    229,147.89
 33   6/ 1/ 1    1,414.23        572.87        841.35    228,306.54
 34   7/ 1/ 1    1,414.23        570.77        843.45    227,463.09
 35   8/ 1/ 1    1,414.23        568.66        845.56    226,617.53
 36   9/ 1/ 1    1,414.23        566.54        847.68    225,769.85
 37  10/ 1/ 1    1,414.23        564.42        849.80    224,920.05
 38  11/ 1/ 1    1,414.23        562.30        851.92    224,068.13
 39  12/ 1/ 1    1,414.23        560.17        854.05    223,214.08
      ANNUAL
      TOTAL   $ 16,970.76    $ 6,861.45   $ 10,109.19

 40   1/ 1/ 2 $  1,414.23    $   558.04   $    856.18   $222,357.90
 41   2/ 1/ 2    1,414.23        555.89        858.33    221,499.57
 42   3/ 1/ 2    1,414.23        553.75        860.47    220,639.10
 43   4/ 1/ 2    1,414.23        551.60        862.62    219,776.48
 44   5/ 1/ 2    1,414.23        549.44        864.78    218,911.70
 45   6/ 1/ 2    1,414.23        547.28        866.94    218,044.76
 46   7/ 1/ 2    1,414.23        545.11        869.11    217,175.65
 47   8/ 1/ 2    1,414.23        542.94        871.28    216,304.37
 48   9/ 1/ 2    1,414.23        540.76        873.46    215,430.91
 49  10/ 1/ 2    1,414.23        538.58        875.64    214,555.27
 50  11/ 1/ 2    1,414.23        536.39        877.83    213,677.44
 51  12/ 1/ 2    1,414.23        534.19        880.03    212,797.41
      ANNUAL
      TOTAL   $ 16,970.76    $ 6,553.97   $ 10,416.67

 52   1/ 1/ 3 $  1,414.23    $   531.99   $    882.23   $211,915.18
 53   2/ 1/ 3    1,414.23        529.79        884.43    211,030.75
 54   3/ 1/ 3    1,414.23        527.58        886.64    210,144.11
 55   4/ 1/ 3    1,414.23        525.36        888.86    209,255.25
 56   5/ 1/ 3    1,414.23        523.14        891.08    208,364.17
 57   6/ 1/ 3    1,414.23        520.91        893.31    207,470.86
 58   7/ 1/ 3    1,414.23        518.68        895.54    206,575.32
 59   8/ 1/ 3    1,414.23        516.44        897.78    205,677.54
 60   9/ 1/ 3  206,191.74        514.19    205,677.54          0.00
      ANNUAL
      TOTAL   $217,505.58    $ 4,708.08   $212,797.41

      GRAND
      TOTAL   $289,631.31    $34,630.71   $255,000.00